QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

GMAC Educational Loan Funding Trust-I
Statements to Noteholders
For the period ending January 31, 2004

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

        12.04(a) the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	—
A-4AR Notes	—
A-5AR Notes	—
B-2AR Notes	—

$—

        12.04(b) the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$63,740
A-2AR Notes	72,800
A-3AR Notes	46,667
B-1AR Notes	13,829
A-1L Notes	—
A-4AR Notes	29,369
A-5AR Notes	76,050
B-2AR Notes	7,772

$310,227

        12.04(c) the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

        12.04(d) the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$372,461,579

        12.04(e) the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$69,450,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	99,551,000
A-4AR Notes	32,000,000
A-5AR Notes	60,000,000
B-2AR Notes	8,000,000

$411,001,000

        12.04(f) the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	1.100%
A-2AR Notes	1.150%
A-3AR Notes	1.160%
B-1AR Notes	1.220%
A-1L Notes	1.270%
A-4AR Notes	1.100%
A-5AR Notes	1.130%
B-2AR Notes	1.140%

        12.04(g) the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	43,155

        12.04(h) the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	60,560
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	—
Fees paid to Indenture Trustee/Eligible Lender Trustee (Annual fee of $49,500 paid in April; $31,500 paid in October)	—

        12.04(i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$1,911,222	925,689	2,836,911

        Of the total amount recovered above, $209,256 was in-transit as of 01-31-04, and was received in early February.

        12.04(j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$4,200,000	—

Acquisition Fund:

        12.04(k) the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

Note Redemption—A-1AR	$—

Total	$—

        12.04(l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$14,402,420

        12.04(m) the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$—

        12.04(n) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

        12.04(o) the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days*	365	$10,580,854
31 - 60 days	374	12,612,083
61 - 90 days	193	6,139,772
91 - 120 days	64	2,244,546
Over 120 days	98	2,792,099
Claims filed	18	490,746

        * One subservicer does not provide information on delinquent loans that may fall in the 0 - 30 day catergory.

        12.04(p) the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$8,299,856	$6,496	$8,306,352
Reserve Fund	4,200,000	4,051	4,204,051
Acquisition Fund	14,456,920	14,000	14,470,920
Redemption Fund	82,862	7	82,869
Student Loan Receivable	372,461,579	2,521,393	374,982,972

Total	$399,501,217	$2,545,947	$402,047,164

Class	Balance	Accrued Interest	Total
A-1AR Notes	$69,450,000	$8,488	$69,458,488
A-2AR Notes	78,000,000	62,292	78,062,292
A-3AR Notes	50,000,000	37,056	50,037,056
B-1AR Notes	14,000,000	11,861	14,011,861
A-1L Notes	99,551,000	108,870	99,659,870
A-4AR Notes	32,000,000	14,667	32,014,667
A-5AR Notes	32,000,000	35,783	32,035,783
B-2AR Notes	8,000,000	3,800	8,003,800

	$383,001,000	$282,817	$383,283,817

        12.04(q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	859	36,188,989	9.72%
Financed Student Loans in deferment	1,479	52,136,673	14.00%

QuickLinks

GMAC Educational Loan Funding Trust-I Statements to Noteholders For the period ending January 31, 2004